Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Quarterly Report on Form 10-Q of QT Imaging Holdings, Inc. (the “Company”) for the quarter ended September 30, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Raluca Dinu, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2024	By:	/s/ Dr. Raluca Dinu
Dr. Raluca Dinu
Chief Executive Officer, President and Secretary (Principal Executive Officer)